NVE Corporation Reports Third Quarter Fiscal 2007 Results
Net income increases 162% as product sales nearly double

EDEN PRAIRIE, Minn.--January 17, 2007--NVE Corporation (Nasdaq: NVEC) today announced financial results for the quarter and nine months ended December 31, 2006.

Product sales for the quarter increased 95% over the prior-year quarter to $3.40 million from $1.74 million. Total revenue, consisting of product sales and contract research and development revenue, increased 48% to $3.86 million for the third quarter of fiscal 2007 from $2.61 million in the prior-year quarter. Net income for the third quarter of fiscal 2007 was $1.05 million, or $0.22 per diluted share compared to $401,385, or $0.09 per diluted share, for the prior-year quarter.

For the first nine months of fiscal 2007, product sales increased 84% to $10.23 million from $5.55 million for the first nine months of fiscal 2006. Total revenue increased 37% to $11.90 million for the first nine months of fiscal 2007 from $8.69 million for the prior-year period. Net income for the first nine months of fiscal 2007 was $3.23 million, or $0.67 per diluted share compared to $1.18 million, or $0.25 per diluted share, for the first nine months of fiscal 2006.

Net income for the quarter and nine months ended December 31, 2006 included the effects of non-cash stock-based compensation due to the implementation of SFAS 123(R). This expense, net of tax, amounted to $6,263, or nil per diluted share, in the third quarter of fiscal 2007 and $87,234, or $0.02 per share, in the first nine months of fiscal 2007. Net income for fiscal 2007 and fiscal 2006 also includes primarily non-cash provisions for income taxes recognized in accordance with SFAS 109.

"We are pleased with our financial results for the third quarter," said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D. "Product sales drove revenue and net income growth, resulting in our third consecutive quarter of triple-digit earnings increases."

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that many experts believe represents the next generation of microelectronics. NVE licenses its MRAM intellectual property and sells spintronic sensors and couplers to revolutionize data sensing and transmission.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks in continued profitability, risks associated with our reliance on several large customers, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K and other reports filed with the SEC.

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                            NVE CORPORATION
                          STATEMENTS OF INCOME
 QUARTERS AND NINE MONTHS ENDED DECEMBER 31, 2006 AND 2005 (Unaudited)

                                             Quarter Ended December 31
                                                2006           2005
                                            ------------   ------------
Revenue
  Product sales                             $ 3,402,937    $ 1,742,163
  Contract research and development             459,112        868,119
                                            ------------   ------------
Total revenue                                 3,862,049      2,610,282

Cost of sales                                 1,385,163      1,308,752
                                            ------------   ------------
Gross profit                                  2,476,886      1,301,530
Expenses
  Research and development                      544,779        342,616
  Selling, general, and administrative          479,387        434,183
                                            ------------   ------------
Total expenses                                1,024,166        776,799
                                            ------------   ------------
Income from operations                        1,452,720        524,731

Interest income                                 157,337         88,168
Interest expense                                   -            (1,336)
Other income                                       -             3,101
                                            ------------   ------------
Income before taxes                           1,610,057        614,664

Provision for income taxes                      558,504        213,279
                                            ------------   ------------
Net income                                  $ 1,051,553    $   401,385
                                            ============   ============
Net income per share - basic                $      0.23    $      0.09
                                            ============   ============
Net income per share - diluted              $      0.22    $      0.09
                                            ============   ============
Weighted average shares outstanding
  Basic                                       4,620,835      4,576,454
  Diluted                                     4,786,868      4,677,712
Supplemental financial data
  Non-cash stock-based compensation         $     8,167    $      -
  Non-cash income tax expense               $   558,504    $   210,329

                                             Nine Months Ended Dec. 31
                                                2006           2005
                                            ------------   ------------
Revenue
  Product sales                             $10,233,325    $ 5,548,085
  Contract research and development           1,662,287      3,139,667
                                            ------------   ------------
Total revenue                                11,895,612      8,687,752

Cost of sales                                 4,224,165      4,617,543
                                            ------------   ------------
Gross profit                                  7,671,447      4,070,209

Expenses
  Research and development                    1,641,637      1,237,355
  Selling, general, and administrative        1,421,332      1,238,757
                                            ------------   ------------
Total expenses                                3,062,969      2,476,112
                                            ------------   ------------

Income from operations                        4,608,478      1,594,097

Interest income                                 418,683        233,606
Interest expense                                   (589)        (5,084)
Other income                                     25,246         39,667
                                            ------------   ------------
Income before taxes                           5,051,818      1,862,286

Provision for income taxes                    1,824,988        684,284
                                            ------------   ------------
Net income                                  $ 3,226,830    $ 1,178,002
                                            ============   ============

Net income per share - basic                $      0.70    $      0.26
                                            ============   ============
Net income per share - diluted              $      0.67    $      0.25
                                            ============   ============
Weighted average shares outstanding
  Basic                                       4,618,086      4,573,173
  Diluted                                     4,784,118      4,674,431
Supplemental financial data
  Non-cash stock-based compensation         $   128,203    $      -
  Non-cash income tax expense               $ 1,780,688    $   668,334

                                NVE CORPORATION
                                BALANCE SHEETS
                     DECEMBER 31, 2006 AND MARCH 31, 2006

                                                (Unaudited)
                                               Dec. 31, 2006    March 31, 2006
                                               --------------   --------------
ASSETS
Current assets
  Cash and cash equivalents                    $     423,282    $   1,288,362
  Short-term investments                             838,579        1,248,103
  Accounts receivable, net of allowance for
    uncollectible accounts of $15,000              1,907,637        1,667,029
  Inventories                                      2,189,125        2,149,769
  Deferred tax assets                              1,598,321        1,576,472
  Prepaid expenses and other assets                  275,718          231,412
                                               --------------   --------------
Total current assets                               7,232,662        8,161,147
Fixed assets
  Machinery and equipment                          4,395,392        4,149,080
  Leasehold improvements                             413,482          413,482
                                               --------------   --------------
                                                   4,808,874        4,562,562
  Less accumulated depreciation                    3,707,237        3,319,651
                                               --------------   --------------
Net fixed assets                                   1,101,637        1,242,911
Long-term investments                             14,710,657        8,354,861
                                               --------------   --------------
Total assets                                   $  23,044,956    $  17,758,919
                                               ==============   ==============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable                             $     502,480    $     399,762
  Accrued payroll and other                          524,084          470,392
  Deferred revenue                                      -              77,373
  Capital lease obligations                             -              33,281
                                               --------------   --------------
Total current liabilities                          1,026,564          980,808

Shareholders' equity
  Common stock                                        46,274           46,150
  Additional paid-in capital                      18,018,851       16,042,637
  Accumulated other comprehensive loss              (129,795)        (166,908)
  Retained earnings                                4,083,062          856,232
                                               --------------   --------------
Total shareholders' equity                        22,018,392       16,778,111
                                               --------------   --------------
Total liabilities and shareholders' equity     $  23,044,956    $  17,758,919
                                               ==============   ==============